Exhibit 21.1

Subsidiaries of the Registrant

Wells Operating Partnership II, L.P. (“Wells OP II”)

Wells REIT II—80 M Street, LLC

Wells REIT II—100 East Pratt LLC

100 East Pratt Street Business Trust

Wells TRS II, LLC

Wells REIT II—2000 Park Lane Business Trust

Wells REIT II Texas, Inc

Indirect Subsidiaries of the Registrant

Wells TRS II—Fitness, LLC

Wells TRS II—Hotel, LLC

Wells TRS II—Concierge, LLC

Wells TRS II—Cafeteria, LLC

Direct Subsidiaries of Wells OP II

(each single member LLCs)

Wells REIT II—Republic Drive, LLC

Wells REIT II—9 Technology Drive, LLC

Wells REIT II—180 Park Avenue, LLC

Wells One West Fourth, LLC

Wells REIT II—Opus/Finley Portfolio, LLC

Wells REIT II—Wildwood Properties, LLC

Wells REIT II—2500 Windy Ridge Parkway, LLC

Wells REIT II—4100/4300 Wildwood Parkway, LLC

Wells REIT II—4200 Wildwood Parkway, LLC

Wells REIT II—Emerald Point, LLC

Wells REIT II—Emerald Point, LP

Wells REIT II—Gaithersburg MD, LLC (formerly known as MR 270 NMD I, LLC)

Wells REIT II—Corridors III, LLC

Wells REIT II—Highland Landmark III, LLC

Wells REIT II—180 Park Avenue 105, LLC

Wells REIT II—180 Park Avenue B105, LLC

Wells Governor’s Pointe 4241 Irwin Simpson, LLC

Wells Governor’s Pointe 8990 Duke, LLC

Wells REIT II—5995 Opus Parkway, LLC

Wells REIT II—215 Diehl Road, LLC

Wells REIT II—8909 Purdue Road, LLC

Wells REIT II—180 East 100 South, LLC

Wells REIT II—Robbins Road, LLC

Wells Robbins Road, LLC

2420 Lakemont Avenue MM, LLC

Wells REIT II—University Circle, LP

Wells REIT II—University Circle, LLC

Wells REIT II—Key Center, LLC

Wells REIT II—MacArthur Ridge I, LLC

Wells REIT II—MacArthur Ridge I, LP

Wells REIT II—5 Houston Center, LP

Wells REIT II—Tampa Commons, LLC

Wells REIT II—LakePointe 3, LLC

Wells REIT II—LakePointe 5, LLC

Wells REIT II—Utah Parking, LLC

Wells REIT II—11950 Corporate Boulevard, LLC

Wells REIT II—263 Shuman Boulevard, LLC

Wells REIT II—80 Park Plaza, LLC

Wells REIT II—4300 Centreway Place, LP

Wells REIT II—Edgewater Corporate Center One, LLC

Wells REIT II—International Financial Tower, LLC

Wells REIT II—SanTan Corporate Center I, LLC

Wells REIT II—SanTan Corporate Center II, LLC

Wells REIT II—Sterling Commerce, LP

Indirect Subsidiaries of Wells OP II

Wells REIT II/Lincoln—Highland Landmark III, LLC

Nashoba View Ownership, LLC

2420 Lakemont Avenue, LLC

Key Center Properties, LLC

Key Center Lessee Limited Partnership